Exhibit 99.1

REAL INDUSTRY REPORTS FISCAL 2016 first quarter RESULTS

Company to host conference call on May 11, 2016, at 11:00 a.m. EDT

SHERMAN OAKS, Calif., May 10, 2016 -- Real Industry, Inc. (NASDAQ: RELY) (“Real Industry” or the “Company”) today reported financial results for its fiscal first quarter ended March 31, 2016.

First Quarter 2016 Highlights

-	Revenues increased to $309.4 million from $300.5 million sequentially in the fiscal 2015 fourth quarter
-	Segment Adjusted EBITDA of $18.3 million, up from $17.1 million sequentially in the fiscal 2015 fourth quarter
-	Consolidated liquidity remained strong at nearly $99 million at quarter end, of which approximately $78 million relates to Real Alloy

Management Commentary

Craig Bouchard, Real Industry’s Chairman and CEO, stated, “We were pleased with first quarter 2016. The Real Alloy managers and our talented employees continued their strong performance, exceeding budgeted adjusted EBITDA for the quarter. Highlights included steady performance in North America across customer segments and superior results from our plants in Germany serving the auto sector. The Lean and Six Sigma initiatives completed during the quarter continued our streak of productivity improvements, while scrap spreads remained relatively stable.

“We are happy to announce that the Transition Services Agreement (TSA) executed with Aleris was successfully concluded in early Q2. We finished this massive carve-out exercise ahead of budget and enhanced our results further with material Six Sigma improvements connected with the TSA. From this point forward, Real Alloy operates on its own management, IT, operational and customer platforms.

“The adjusted EBITDA for the Real Alloy business improved from the fourth quarter of 2015 and was comparable to the Company's performance in the first quarter of 2015 when the market itself was strong. Our team did a great job in Q1, and the second quarter has also gone well for Real Alloy. Our outlook for 2016 remains positive.

“At the parent company, we are seeing opportunities we like. The current marketplace provides the opportunity to acquire valuable assets at very reasonable multiples.”

First Quarter 2016 Results

Real Industry reported revenues of $309.4 million in the first quarter of 2016. Real Alloy invoiced an aggregate 292,200 metric tons during the period. This compared to $137.8 million in revenues in the first quarter of 2015, which included approximately one month of performance from Real Alloy following the closing of the acquisition from Aleris in February 2015. Compared to the 2015 fourth quarter, volumes increased 1.0%, which was in line with expectations.

Adjusted EBITDA at Real Alloy was $18.3 million in the first quarter of 2016, or $63 per ton, which compares to $59 per ton in the fourth quarter of 2015. Gross profit was $16.6 million, and gross margin was 5.5% in the first quarter, compared to 7.8% in the fiscal 2015 fourth quarter. The decrease in gross margin was primarily a result of a $3.8 million correction in depreciation expense in the first quarter related to under-reported depreciation expense in the fourth quarter of 2015. Of the correction, $3.7 million is recorded in cost of goods sold and $0.1 million is recorded in SG&A. Adjusting for the impact of purchase accounting, which increased cost of goods sold, and adjusting the $3.7 million correction in depreciation expense in cost of goods sold by shifting it out of the 2016 first quarter and into the fourth quarter of 2015,

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gross margin would have been higher by 1.3 percentage points in the first quarter of 2016 and lower by 1.3 percentage points in the fourth quarter of 2015.

Operating costs in corporate and other were $3.3 million during the quarter, a $0.2 million increase from the first quarter of 2015, as a result of higher share-based compensation, and a slight decrease compared to the fiscal 2015 fourth quarter.

Real Industry reported net loss attributable to the Company of $10.1 million in the first quarter of 2016, or a loss of $0.38 per share.

Balance Sheet and Liquidity

At March 31, 2016, Real Industry’s cash and cash equivalents were $37.0 million, total debt was $328.7 million, and stockholders’ equity was $134.8 million. The Company’s total liquidity was $98.7 million at March 31, 2016, of which $78.2 million relates to Real Alloy.

Conference Call and Webcast Information

The Company will host a conference call at 11:00 a.m. EDT on Wednesday, May 11, 2016, during which management will discuss the results of operations for the first quarter ended March 31, 2016.

The dial-in numbers are:

(877) 407-9163 (Toll-free U.S. & Canada)

(412) 902-0043 (International)

Participants may also access the live call via webcast at http://realindustryinc.equisolvewebcast.com/q1-2016. The webcast will be archived and accessible for approximately 30 days.

A replay will be available shortly after the call on the investor relations section of the Company’s website, www.realindustryinc.com, and will remain available for 90 days.

About Real Industry, Inc.

Real Industry is a North America-based holding company seeking to take significant ownership stakes in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Real Industry has significant capital resources, and federal net operating loss tax carryforwards of more than $870 million. For more information about Real Industry, visit its corporate website at www.realindustryinc.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about: our financial results, including for the first quarter of 2016, as well as our expectations for future financial trends and performance of our business and our strategy in future periods including during fiscal 2016; our future acquisition activities; our belief that the current state of the marketplace provides our Company with the opportunity to acquire valuable assets at reasonable multiples that can benefit from our unique tax-advantaged growth platform; our expectation to report continued improvements in operating margins as we transition to a stand-alone entity without mitigating legacy costs; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, changes in

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domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; our ability to service, and the high leverage associated with, our indebtedness, and compliance with the terms of the indebtedness, including the restrictive covenants that constrain the operation of our business and the businesses of our subsidiaries; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2016, and similar disclosures in subsequent reports filed with the SEC, which are available on our website at www.realindustryinc.com and on the SEC website at https://www.sec.gov.

Contact

Real Industry, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@realindustryinc.com

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REAL INDUSTRY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In millions)	2016	2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$37.0	$35.7
Trade accounts receivable, net	89.1	77.2
Financing receivable	35.3	32.7
Inventories	94.9	101.2
Prepaid expenses, supplies, and other current assets	23.5	24.7
Current assets of discontinued operations	0.1	0.3
Total current assets	279.9	271.8
Property, plant and equipment	296.2	301.5
Intangible assets, net	14.5	15.1
Goodwill	105.0	104.3
Other noncurrent assets	8.1	8.2
TOTAL ASSETS	$703.7	$700.9
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$102.4	$100.9
Accrued liabilities	43.8	51.8
Long-term debt due within one year	2.4	2.3
Current liabilities of discontinued operations	0.1	0.1
Total current liabilities	148.7	155.1
Accrued pension benefits	39.7	38.0
Environmental liabilities	11.7	11.7
Long-term debt, net	326.3	312.1
Common stock warrant liability	7.5	6.9
Deferred income taxes	5.7	6.7
Other noncurrent liabilities	6.0	5.4
Noncurrent liabilities of discontinued operations	0.7	0.7
TOTAL LIABILITIES	546.3	536.6
Redeemable preferred stock	22.6	21.9
TOTAL STOCKHOLDERS' EQUITY	134.8	142.4
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$703.7	$700.9

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REAL INDUSTRY, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In millions, except per share amounts)	2016	2015
Revenues	$309.4	$137.8
Cost of sales	292.8	133.0
Gross profit	16.6	4.8
Selling, general and administrative expenses	15.4	7.4
Losses (gains) on derivative financial instruments	1.2	(0.2)
Amortization of intangibles	0.6	0.1
Other operating expense, net	1.5	0.3
Operating loss	(2.1)	(2.8)
Nonoperating expense (income):
Interest expense, net	9.2	8.1
Change in fair value of common stock warrant liability	0.6	(0.7)
Acquisition-related costs and expenses	—	14.4
Foreign exchange gains on intercompany loans	(2.6)	—
Other, net	—	0.3
Total nonoperating expense	7.2	22.1
Loss from continuing operations before income taxes	(9.3)	(24.9)
Income tax expense (benefit)	0.7	(7.4)
Loss from continuing operations	(10.0)	(17.5)
Earnings (loss) from discontinued operations, net of income taxes	—	24.3
Net earnings (loss)	(10.0)	6.8
Earnings (loss) from continuing operations attributable to noncontrolling interest	0.1	0.1
Net earnings (loss) attributable to Real Industry, Inc.	$(10.1)	$6.7
EARNINGS (LOSS) PER SHARE
Net earnings (loss) attributable to Real Industry, Inc.	$(10.1)	$6.7
Dividends and accretion on Redeemable Preferred Stock	(0.7)	(0.2)
Net earnings (loss) available to common stockholders	$(10.8)	$6.5
Basic and diluted earnings (loss) per share:
Continuing operations	$(0.38)	$(0.82)
Discontinued operations	—	1.12
Basic and diluted earnings (loss) per share	$(0.38)	$0.30

REAL INDUSTRY, INC.

UNAUDITED SEGMENT INFORMATION

	Three Months Ended March 31, 2016
(Dollars in millions, tonnes in thousands)	RANA	RAEU	Total
Tolling metric tonnes invoiced	101.5	52.0	153.5
Buy/sell metric tonnes invoiced	94.8	43.9	138.7
Total metric tonnes invoiced	196.3	95.9	292.2
Revenues	$200.8	$108.6	$309.4
Adjusted EBITDA	$13.2	$5.1	$18.3

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NON-GAAP FINANCIAL MEASURES

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the balance sheets, statements of operations, or statements of cash flows; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. We report our financial results in accordance with GAAP; however, our management believes that certain non-GAAP performance measures, which we use in managing our businesses, may provide investors with additional meaningful comparisons between current results and results in prior periods. Adjusted EBITDA (defined below) is an example of a non-GAAP financial measure that we believe provides investors and other users of our financial information with useful information.

Management uses Adjusted EBITDA as a performance metric for its segments and believes this measure provides additional information commonly used by holders of our common stock, as well as the holders of the Real Alloy Senior Secured Notes and parties to the Asset-Based Facility with respect to the ongoing performance of our underlying business activities, as well as our ability to meet our future debt service, capital expenditures and working capital needs. In addition, Adjusted EBITDA is a component of certain covenants under the Indenture governing the Senior Secured Notes.

Our Adjusted EBITDA calculations represent net earnings before interest, taxes, depreciation and amortization, unrealized gains and losses on derivative financial instruments, share-based compensation expense, charges and expenses related to acquisitions, and certain other gains and losses.

Adjusted EBITDA as we use it may not be comparable to similarly titled measures used by other companies. We calculate Adjusted EBITDA by eliminating the impact of a number of items we do not consider indicative of our ongoing operating performance and certain other items. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. However, Adjusted EBITDA is not a financial measurement calculated and presented in accordance with GAAP, and when analyzing our operating performance, investors should use Adjusted EBITDA in addition to, and not as an alternative for operating profit or any other performance measure derived in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for, or superior to, our measures of financial performance prepared in accordance with GAAP. These limitations include:

•	does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	does not reflect changes in, or cash requirements for, working capital needs;
•	does not reflect interest expense or cash requirements necessary to service interest and/or principal payments under the Real Alloy Senior Secured Notes or Asset-Based Facility;
•	does not reflect certain tax payments that may represent a reduction in cash available to us;
•

Although depreciation and amortization are noncash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and

•

Other companies, including companies in our industry, may calculate these measures differently and the degree of their usefulness as a comparative measure correspondingly decreases as the number of differences in computations increases.

In addition, in evaluating Adjusted EBITDA it should be noted that in the future we may incur expenses similar to the adjustments in the below presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The table below provides a reconciliation of Adjusted EBITDA of our segments to the most directly comparable financial measure presented in accordance with GAAP (unaudited). Our reconciliation of Adjusted EBITDA to operating loss for the three months ended March 31, 2016 and 2015, follows:

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	Three Months Ended March 31,
(In millions)	2016	2015
Adjusted EBITDA	$18.3	$7.9
Unrealized gains (losses) on derivative financial instruments	(0.4)	0.1
Depreciation and amortization	(14.7)	(3.7)
Amortization of purchase accounting adjustments	(0.6)	(3.7)
Corporate and Other:
Operating loss—excludes share-based compensation expense	(2.8)	(2.8)
Share-based compensation expense	(0.5)	(0.3)
Other	(1.4)	(0.3)
Operating loss	$(2.1)	$(2.8)